Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Proffitt's, Inc. on Form S-8 (File No. 333-25213) of our report dated June 19, 1998, on our audits of the financial statements of Proffitt's, Inc. 401(k)Retirement Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997 (liquidation basis), which report is included in this Annual Report on Form 11-K.



                                   /s/  Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
June 26, 1998